UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2021

GOOD HEMP, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC	28031
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 8, 2021, Good Hemp, Inc. (the “Company”) entered into a non-binding letter of intent with SL Zero, LLC, a Kansas limited liability company, Alternative Health and Wellness, LLC, a Kansas limited liability company, ETCB, LLC, a Kansas limited liability company, Sacred Leaf, LLC, a Texas limited liability company, Sacred Leaf, LLC, a Kansas limited liability company, and Sacred Leaf Franchising LLC, a Kansas limited liability company (such limited liability companies collectively known as the “Sacred Leaf Entities”), and the sole member of the Sacred Leaf Entities (the “Seller”), pursuant to which the parties would use their best efforts to negotiate and execute a definitive purchase agreement whereby (i) the Company would acquire (the “Acquisition”) all of the issued and outstanding membership interests of the Sacred Leaf Entities; (ii) the Company would pay the Seller $500,000 and issue 2,600,000 shares of Company common stock to the Seller or its assignee(s); and (iii) the Company would make an offer of employment to the Seller, with a base annual salary of $145,000 and a target discretionary bonus of an as-yet undetermined percentage of the base salary. In the letter of intent, the parties expressed their intent to use commercially reasonable efforts to close the Acquisition by August 31, 2021. There is no assurance that the proposed Acquisition will be completed or that the parties will ever enter into a definitive Acquisition agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD HEMP, INC.

Dated: June 9, 2021	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

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